UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2014, Jahm Najafi resigned from his position as a director of Xhibit Corp. (the "Company").  Mr. Najafi has informed the Company that there were no disagreements with the Company relating to its operations, policies or practices that led to his resignation.

Section 8 - Other Events

Item 8.01  Other Events.

Working Capital Financing

We are currently engaged in discussions with an affiliate of Mr. Najafi regarding a new asset-based credit facility to address our near-term working capital needs.  No definitive agreement has been reached and neither Mr. Najafi nor the affiliated lender is obligated to provide or fund any such credit facility.  There is no assurance that we will be successful in consummating this proposed financing.  If we are not successful in completing this financing arrangement, we may need to raise additional working capital through the issuance of equity or equity linked debt, which could result in material dilution to our shareholders, or through the issuance of other debt on terms that may be materially disadvantageous to our business.  There is no assurance that we can successfully arrange new working capital financing on terms acceptable to us or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 4, 2014

Xhibit Corp., a Nevada corporation By: /s/ Scott Wiley Scott Wiley, CFO